Exhibit 32.1

                              BLUE MOON INVESTMENTS
                              A Nevada Corporation

                             CERTIFICATE PURSUANT TO
                             18 U.S.C. SECTION 1350
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of Blue Moon Investments (the "Company") on Form 10-KSB for the year ended September 30, 2004 as filed with the Securities and Exchange Commission (the "Report"), I, David Ward, President, Chief Executive Officer and Chief Financial Officer, certifies, pursuant to 18 U.S.C. ss.ss. 1350, as adopted pursuant to ss.ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




Dated: December 23, 2004                           /s/ David Ward
                                                  ----------------------------
                                                  David Ward,
                                                  President, C.E.O. and C.F.O.